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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 -------------

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                            SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported): April 15, 1997

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                               RACOM SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                   Delaware
       (State of or other jurisdiction of incorporation or organization)

                                  000-21907
                           (Commission File Number)

                                 84-1182875
                      (IRS Employer Identification No.)

            6080 Greenwood Plaza Blvd., Greenwood Village, CO 80111
   (Address, including zip code, of registrant's principal executive offices)

                                303-771-2077
              (Registrant's telephone number, including area code)


ITEM 5 - OTHER EVENTS:

The Company signed an agreement with Ramtron International Corporation ("Ramtron") and Intag International Limited ("Intag") to significantly increase the availability of Ramtron's ferroelectric random access memory
(FRAM) technology for use in radio frequency identification (RFID) markets and applications. The agreement replaces all existing licensing, supply and memorandum of understanding agreements between the parties. Under the agreement, the Company retained the rights to sublicense Ramtron's ferroelectric technology for use in ferroelectric RFID products to no more than five (5) parties pursuant to Ramtron's approval. The Company has, to date, sublicensed such technology to two separate companies. Ramtron has agreed to coordinate its own licensing of FRAM technology, including the licensing of FRAM technology for use in RFID applications with the Company, until such time as the Company completes its five

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sublicensing agreements. The parties to the agreement have agreed to share, with certain limitations, future licensing and royalty revenues associated with such ferroelectric RFID licensing activities.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RACOM SYSTEMS, INC.


                                            By: /s/ Richard L. Horton
                                                ---------------------
                                                Richard L. Horton
                                                President and CEO


Date: April 30, 1997